EXHIBIT 3.247

Beverage Packaging Holdings (Luxembourg) V S.A.

Société anonyme

Siège social: 6C rue Gabriel Lippmann, L-5365 Munsbach

CONSTITUTION DE SOCIETE DU 11 DECEMBRE 2012

NUMERO

In the year two thousand twelve, on the eleventh day of December,

Before the undersigned, Henri Hellinckx, a notary resident in Luxembourg, Grand Duchy of Luxembourg.

THERE APPEARED:

Beverage Packaging Holdings (Luxembourg) III S.àr.l., a Luxembourg société à responsabilité limitée, having its registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, registered with the Register of Commerce and Companies of Luxembourg, under number B 128.135, here represented by Vanessa Schmitt, Avocat à la Cour, whose professional address is in Luxembourg, by virtue of a power of attorney given under private seal.

After signature ne varietur by the authorised representative of the appearing party and the undersigned notary, the power of attorney will remain attached to this deed to be registered with it.

The appearing party, represented as set out above, have requested the undersigned notary to state as follows the articles of incorporation of a public company limited by shares (société anonyme), which is hereby incorporated:

Article 1. – Form and Name

There exists a public limited liability company (société anonyme) under the name of “Beverage Packaging Holdings (Luxembourg) V S.A.” (the Company).

The Company may have one shareholder (the Sole Shareholder) or more shareholders. The Company will not be dissolved by the death, suspension of civil rights, insolvency, liquidation or bankruptcy of the Sole Shareholder.

Any reference to the shareholders in the articles of association of the Company (the Articles) shall be a reference to the Sole Shareholder of the Company if the Company has only one shareholder.

Article 2. – Registered office

The registered office of the Company is established in the municipality of Schuttrange. It may be transferred within the boundaries of the municipality of Schuttrange by a resolution of the board of management of the Company (the Board of Management).

Where the Board of Management determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events would interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these extraordinary circumstances. Such temporary measures shall have no effect on the nationality of the Company which, notwithstanding the temporary transfer of its registered office, will remain a company incorporated in the Grand Duchy of Luxembourg.

Article 3. – Duration

The Company is formed for an unlimited duration.

The Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for amendments of the Articles, as prescribed in Article 10 below.

Article 4. – Corporate object

The corporate object of the Company is (i) the acquisition, holding and disposal, in any form, by any means, whether directly or indirectly, of participations, rights and interests in, and obligations of, Luxembourg and foreign companies, (ii) the acquisition by purchase, subscription, or in any other manner, as well as the transfer by sale, exchange or in any other manner of stock, bonds, debentures, notes and other securities or financial instruments of any kind (including notes or parts or units issued by Luxembourg or foreign mutual funds or similar undertakings) and receivables, claims or loans or other credit facilities and agreements or contracts relating thereto, and (iii) the ownership, administration, development and management of a portfolio of assets (including, among other things, the assets referred to in (i) and (ii) above).

The Company may borrow in any form. It may enter into any type of loan agreements and it may issue notes, bonds, debentures, certificates, shares, beneficiary parts, warrants and any kind of debt or equity securities including under one or more issuance programmes. The Company may lend funds including the proceeds of any borrowings and/or issues of securities to its subsidiaries, affiliated companies or to any other company.

The Company may also give guarantees and grant security in favour of third parties to secure its obligations or the obligations of its subsidiaries, affiliated companies or any other company. The Company may further pledge, transfer, encumber or otherwise create security over some or all of its assets.

The Company may enter into, execute and deliver and perform any swaps, futures, forwards, derivatives, options, repurchase, stock lending and similar transactions. The Company may generally employ any techniques and instruments relating to investments for the purpose of their efficient management, including, but not limited to, techniques and instruments designed to protect it against credit, currency exchange, interest rate risks and other risks.

The descriptions above are to be understood in their broadest sense and their enumeration is not limiting. The corporate objects shall include any transaction or agreement which is entered into by the Company, provided it is not inconsistent with the foregoing enumerated objects.

In general, the Company may take any controlling and supervisory measures and carry out any operation or transaction which it considers necessary or useful in the accomplishment and development of its corporate objects.

The Company may carry out any commercial, industrial, financial, personal, and real estate operations, which are directly or indirectly connected with its corporate purpose or which may favour its development.

Article 5. – Share capital

The subscribed share capital is set at EUR 31,000 (thirty-one thousand euro), represented by 1,000 (one thousand) shares having a par value of EUR 31 (thirty-one euro) per share each.

The subscribed share capital of the Company may be increased or reduced by a resolution adopted by the General Meeting in the manner required for amendment of the Articles, as prescribed in Article 10 below.

Article 6. – Shares

The shares of the Company shall be in registered form (actions nominatives).

A register of shares will be kept at the registered office, where it will be available for inspection by any shareholder. Such register shall set forth the name of each shareholder, its residence or elected domicile, the number of shares held by it, the amounts paid in on each such share, and the transfer of shares and the dates of such transfers. The ownership of the shares will be established by the entry in this register.

Certificates of these entries may be issued to the shareholders and such certificates, if any, will be signed by the chairman of the Board of Management or by any other two members of the Board of Management.

The Company will recognise only one holder per share. In case a share is held by more than one person, the Company has the right to suspend the exercise of all rights attached to that share until one person has been appointed as sole owner in relation to the Company. The same rule shall apply in the case of conflict between an usufruct holder (usufruitier) and a bare owner (nu-propriétaire) or between a pledgor and a pledgee.

The Company may redeem its own shares within the limits set forth by law.

Article 7. – Transfer of shares

The transfer of shares may be effected by a written declaration of transfer entered in the register of the shareholder(s) of the Company, such declaration of transfer to be executed by the transferor and the transferee or by persons holding suitable powers of attorney or in accordance with the provisions applying to the transfer of claims provided for in article 1690 of the Luxembourg civil code.

The Company may also accept as evidence of transfer other instruments of transfer evidencing the consent of the transferor and the transferee satisfactory to the Company.

Article 8. – Powers of the General Meeting of the Company

As long as the Company has only one shareholder, the Sole Shareholder assumes all powers conferred to the General Meeting. In these Articles, decisions taken, or powers exercised, by the General Meeting shall be a reference to decisions taken, or powers exercised, by the Sole Shareholder as long as the Company has only one shareholder. The decisions taken by the Sole Shareholder are documented by way of minutes.

In the case of a plurality of shareholders, any regularly constituted General Meeting shall represent the entire body of shareholders of the Company. It shall have the broadest powers to order, carry out or ratify acts relating to all the operations of the Company.

Article 9. – Annual General Meeting of the shareholders – Other Meetings

The annual General Meeting shall be held, in accordance with Luxembourg law, in Luxembourg at the address of the registered office of the Company or at such other place in the municipality of the registered office as may be specified in the convening notice of the meeting, on the second Thursday in June of each year at 8 am. If such day is not a business day for banks in Luxembourg, the annual General Meeting shall be held on the next following business day.

The annual General Meeting may be held abroad if, in the absolute and final judgment of the Board of Management exceptional circumstances so require.

Other meetings of the shareholders of the Company may be held at such place and time as may be specified in the respective convening notices of the meeting.

Any shareholder may participate in a General Meeting by conference call, video conference or similar means of communications equipment whereby (i) the shareholders attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an on-going basis and (iv) the shareholders can properly deliberate, and participating in a meeting by such means shall constitute presence in person at such meeting.

Article 10. – Notice, quorum, convening notices, powers of attorney and vote

The notice periods and quorum provided for by law shall govern the notice for, and the conduct of, the General Meetings, unless otherwise provided herein.

The Board of Management as well as the statutory auditors or, if exceptional circumstances require so, any two members of the Board of Management acting jointly may convene a general meeting. They shall be obliged to convene it so that it is held within a period of one month, if shareholders representing one-tenth of the capital require it in writing, with an indication of the agenda. One or more shareholders representing at least one tenth of the subscribed capital may require the entry of one or more items on the agenda of any General Meeting. This request must be addressed to the Company at least 5 (five) days before the relevant General Meeting.

Convening notices for every General Meeting shall contain the agenda and shall take the form of announcements published twice, with a minimum interval of eight days, and eight days before the meeting, in the Official Journal (Mémorial) and in a Luxembourg newspaper.

Notices by mail shall be sent eight days before the meeting to registered shareholders.

Where all the shares are in registered form, the convening notices may be made by registered letters only.

Each share is entitled to one vote.

Except as otherwise required by law or by these Articles, resolutions at a duly convened General Meeting will be passed by a simple majority of those present or represented and voting.

However, resolutions to alter the Articles of the Company may only be adopted in a General Meeting where at least one half of the share capital is represented and the agenda indicates the proposed amendments to the Articles and, as the case may be, the text of those which concern the objects or the form of the Company. If the first of these conditions is not satisfied, a second meeting may be convened, in the manner prescribed by the Articles, by means of notices published twice, at fifteen days interval at least and fifteen days before the meeting in the Official Journal (Mémorial) and in two Luxembourg newspapers. Such convening notice shall reproduce the agenda and indicate the date and the results of the previous meeting. The second meeting shall validly deliberate regardless of the proportion of the capital represented. At both meetings, resolutions, in order to be adopted, must be carried by at least two-thirds of the votes expressed at the relevant General Meeting. Votes relating to shares for which the shareholder did not participate in the vote, abstain from voting, cast a blank (blanc) or spoilt (nul) vote are not taken into account to calculate the majority.

The nationality of the Company may be changed and the commitments of its shareholders may be increased only with the unanimous consent of the shareholders and bondholders.

A shareholder may act at any General Meeting by appointing another person who need not be a shareholder as its proxy in writing whether in original, by telefax, or e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed.

If all the shareholders of the Company are present or represented at a General Meeting, and consider themselves as being duly convened and informed of the agenda of the meeting, the meeting may be held without prior notice.

Before commencing any deliberations, the shareholders shall elect a chairman of the General Meeting. The chairman shall appoint a secretary and the shareholders shall appoint a scrutineer. The chairman, the secretary and the scrutineer form the General Meeting’s bureau.

The minutes of the General Meeting will be signed by the members of the bureau of the General Meeting and by any shareholder who wishes to do so.

However, in case decisions of the General Meeting have to be certified, copies or extracts for use in court or elsewhere must be signed by the chairman of the Board of Management or by any two members of the Board of Management.

Article 11. – Management

The Company shall be governed by the provisions of the Luxembourg law of August 10, 1915 on Commercial Companies, as amended (the Company Law).

The Company shall be managed by a Board of Management composed of at least three members who need not be shareholders of the Company. The members of the Board of Management shall be elected for a term not exceeding six years and shall be eligible for re-appointment.

Where a legal person is appointed as a member of the Board of Management (the Legal Entity), the Legal Entity must designate a natural person as permanent representative (représentant permanent) who will represent the Legal Entity as member of the Board of Management in accordance with the Company Law.

The members of the Board of Management shall be appointed by the Supervisory Board. The Supervisory Board shall also determine the number of members of the Board of Management, their remuneration and the term of their office. A member of the Board of Management may be removed with or without cause and/or replaced, at any time, by resolution adopted by the Supervisory Board.

In the event of vacancy in the office of a member of the Board of Management because of death, retirement or otherwise, the remaining members of the Board of Management may elect, by a majority vote, a member of the Board of Management to fill such vacancy until the next meeting of the Supervisory Board. In the absence of any remaining members of the Board of Management, a meeting of the Supervisory Board shall promptly be convened and held to appoint new members of the Board of Management.

Article 12. – Meetings of the Board of Management

The Board of Management shall appoint a chairman (the Chairman) among its members and may choose a secretary, who need not be a member of the Board of Management, and who shall be responsible for keeping the minutes of the meetings of the Board of Management. The Chairman will preside at all meetings of the Board of Management. In his/her absence, the other members of the Board of Management will appoint another chairman pro tempore who will preside at the relevant meeting by simple majority vote of the members of the Board of Management present or represented at such meeting. Meetings of the Board of Management shall in principle be held at the registered office of the Company.

The Board of Management shall meet upon call by the Chairman or any two members of the Board of Management at the place indicated in the notice of meeting.

Written notice of any meeting of the Board of Management shall be given to all the members of the Board of Management at least twenty-four (24) hours in advance of the date set for such meeting, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth briefly in the convening notice of the meeting of the Board of Management.

No such written notice is required if all the members of the Board of Management are present or represented during the meeting and if they state to have been duly informed, and to have had full knowledge of the agenda of the meeting. The written notice may be waived by the consent in writing, whether in original, by telefax, or e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed, of each member of the Board of Management. Separate written notice shall not be required for meetings that are held at times and places determined in a schedule previously adopted by resolution of the Board of Management.

Any member of the Board of Management may act at any meeting of the Board of Management by appointing in writing, whether in original, by telefax, or e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed, another member of the Board of Management as his or her proxy.

The Board of Management can validly debate and take decisions only if at least one half of its members is present or represented. A member of the Board of Management may represent more than one of his or her colleagues, under the condition however that at least two members of the Board of Management are present at the meeting or participate at such meeting by way of any means of communication that are permitted under the Articles and by the Company Law. Decisions are taken by the majority of the members present or represented. In case of a tied vote, the Chairman of the meeting shall have a casting vote.

Any member of the Board of Management may participate in a meeting of the Board of Management by conference call, video conference or similar means of communications equipment whereby (i) the members of the Board of Management attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an on-going basis and (iv) the members of the Board of Management can properly deliberate, and participating in a meeting by such means shall constitute presence in person at such meeting. A meeting of the Board of Management held by such means of communication will be deemed to be held in Luxembourg.

Notwithstanding the foregoing, a resolution of the Board of Management may also be passed in writing, in case of urgency or where other exceptional circumstances so require. Such resolution shall consist of one or several documents containing the resolutions and signed, manually or electronically by means of an electronic signature which is valid under Luxembourg law, by each member of the Board of Management. The date of such resolution shall be the date of the last signature.

Article 13. – Minutes of meetings of the Board of Management

The minutes of any meeting of the Board of Management shall be signed by all members of the Board of Management present at such meeting and a copy sent to any member of the Board of Management not present.

Copies or extracts of such minutes which may be produced in judicial proceedings or otherwise shall be signed by any two members of the Board of Management.

Article 14. – Powers of the Board of Management

Subject to article 17 of the Articles, the Board of Management is vested with the broadest powers to perform or cause to be performed all acts of disposition and administration in the Company’s interest. All powers not expressly reserved by the Company Law or by the Articles to the General Meeting and to the Supervisory Board fall within the competence of the Board of Management.

Article 15. – Delegation of powers

The Board of Management may appoint a person (délégué à la gestion journalière), either a shareholder or not, or a member of the Board of Management or not, who shall have full authority to act on behalf of the Company in all matters concerned with the daily management and affairs of the Company.

The Board of Management may appoint a person, either a shareholder or not, either a member of the Board of Management or not, as permanent representative for any entity in which the Company is appointed as member of the Board of Management. This permanent representative will act with all discretion, but in the name and on behalf of the Company, and may bind the Company in its capacity as member of the Board of Management of any such entity.

The Board of Management is also authorised to appoint a person, either member of the Board of Management or not, for the purposes of performing specific functions at every level within the Company.

Article 16. – Binding signatures

The Company shall be bound towards third parties in all matters by the joint signatures of any two members of the Board of Management. The Company shall further be bound by the joint signatures of any persons or the sole signature of the person to whom specific signatory power has been granted by the Board of Management, but only within the limits of such power. Within the boundaries of the daily management, the Company will be bound by the sole signature, as the case may be, of the person appointed to that effect in accordance with the first paragraph of Article 15 above.

Article 17. – Supervisory Board

The Company shall be supervised by a supervisory board (the Supervisory Board) composed of at least three members who need not to be shareholders of the Company. The members of the Supervisory Board shall be elected for a term not exceeding six years and shall be eligible for re-appointment.

Where a legal person is appointed as a member of the Board of Management (the Legal Entity), the Legal Entity must designate a natural person as permanent representative (représentant permanent) who will represent the Legal Entity as member of the Supervisory Board in accordance with the Company Law.

The members of the Supervisory Board shall be elected by the General Meeting. The General Meeting shall also determine the number of members of the Supervisory Board, their remuneration and the term of their office. A member of the Supervisory Board may be removed with or without cause and/or replaced, at any time, by resolution adopted by the General Meeting.

In the event of vacancy in the office of a member of the Supervisory Board because of death, retirement or otherwise, the remaining members of the Supervisory Board may elect, by a majority vote, a member of the Supervisory Board to fill such vacancy until the next General Meeting. In the absence of any remaining members of the Supervisory Board, a General Meeting shall promptly be convened by the auditor and held to appoint new members of the Supervisory Board.

The following decisions by the Board of Management shall require the prior authorisation of the Supervisory Board (the Major Decisions):

i.	Acquisitions or disposals by the Company or any of its subsidiaries (together, the Group) the consideration for which exceeds EUR 2,000,000, whether by a single transaction or series of connected transactions;

ii.	Any investments in or the carrying on of business through an entity that is not a wholly owned subsidiary, in excess of EUR 2,000,000;

iii.	The change, replacement, or any material addition to any loan or loan facility entered into by any member of the Group, or the addition of any new loan or loan facility;

iv.	Subject to any arrangements in respect of forced exits or registration rights, the adoption and implementation of any strategy for achieving a flotation of any member of the Group and decisions as to the timing and pricing of such flotation;

v.	Any proposal to the General Meeting regarding a merger, consolidation, recapitalization, winding-up or liquidation or commencing of any insolvency proceedings of the Company or any other member of the Group;

vi.	Any proposal to the General Meeting regarding the declaration and payment of any dividend or other distribution by the Company;

vii.	The entry into by the Company or any other member of the Group of any transaction, arrangement with a member of the Board of Management of the Company or any other member of the Group or any person connected with such member of the Board of Management or with any shareholder;

viii.	The removal and appointment of the chairman and the removal and appointment of the chief executive officer of the Company or any other member of the Group;

ix.	Establishment or material variation of any employee share option scheme, any pension or life insurance scheme in relation to any member of the Group;

x.	The making of loans and giving of guarantees or indemnities by any member of the Group to employees in excess of EUR 2,000,000;

xi.	The creation of any mortgage, charge, encumbrance or other security interest on any uncalled capital or on any asset of the Company other than in the ordinary course of business;

xii.	The making of capital expenditures by any member of the Group in excess of EUR 2,000,000 in any year not provided for specifically in the budget;

xiii.	Any proposal by the Board of Management made to the General Meeting concerning the removal, replacement and remuneration of the Company’s auditors;

xiv.	The approval of any significant change in accounting policies or practices, including any alteration of the Company’s accounting reference date; and

xv.	The payment to any member of the Board of Management of the Company or any affiliated person of any bonus or commission other than pursuant to an employment contract.

Article 18. – Meetings of the Supervisory Board

The members of the Supervisory Board shall meet whenever a decision entering within its duties, in accordance with article 17 of the Articles is to be taken, upon call of a member of the Supervisory Board or of a Member of the Board of Management at the place indicated in the convening notice.

Written notice of any meeting of the Supervisory Board shall be given to the members of the Supervisory Board at least 24 (twenty-four) hours in advance of the date set for such meeting, except in case of emergency, in which case the nature of such circumstances shall be set forth in the convening notice of the meeting of the Supervisory Board.

No such convening notice is required if all the members of the Supervisory Board are present or represented at the meeting and if they state to have been duly informed, and to have had full knowledge of the agenda of the meeting. The notice may be waived by the consent in writing, whether in original, by telegram, telex, facsimile or e-mail, of each member of the Supervisory Board.

Any member of the Supervisory Board may act at any meeting of the Supervisory Board by appointing in writing another member of the Supervisory Board as his proxy.

Resolutions of the Supervisory Board are validly taken by the majority of the votes cast by the members of the Supervisory Board present or represented. Each member of the Supervisory Board may cast one vote.

Any member of the Supervisory Board may participate in any meeting of the Supervisory Board by telephone or video conference call or by any other similar means of communication allowing all the persons taking part in the meeting to hear and speak to each other. The participation in a meeting by these means is deemed equivalent to a participation in person at such meeting.

The resolutions of the Supervisory Board will be recorded in minutes signed by all the members of the Supervisory Board present or represented at the meeting.

Circular resolutions signed by all the members of the Supervisory Board shall be valid and binding in the same manner as if passed at a meeting duly convened and held. Such signatures may appear on a single document or on multiple copies of an identical resolution and may be evidenced by letter or facsimile.

Article 19. – Conflict of interests

No contract or other transaction between the Company and any other company or firm shall be affected or invalidated by the fact that any one or more of the members of the Management Board, members of the Supervisory Board or officers of the Company is interested in, or is a member of the Board of Management, associate, officer or employee of such other company or firm.

Any member of the Board of Management, member of the Supervisory Board or officer of the Company who serves as member of the Board of Management, member of the Supervisory Board, officer or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, solely by reason of such affiliation with such other company or firm, be prevented from considering and voting or acting upon any matters with respect to such contract or other business.

In the event that any member of the Board of Management or member of the Supervisory Board of the Company may have any personal and opposite interest in any transaction of the Company, such member of the Board of Management or member of the Supervisory Board shall make known to the Board of Management or to the Supervisory Board such personal and opposite interest and shall not consider or vote upon any such transaction, and such transaction, and such member of the Board of Management’s interest therein, shall be reported to the next following General Meeting.

The preceding paragraph does not apply to resolutions of the Board of Management or of the Supervisory Board concerning transactions made in the ordinary course of business of the Company which are entered into on arm’s length terms.

Article 20. – Indemnification

The Company may indemnify any member of the Board of Management or officer and his heirs, executors and administrators, against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a member of the Board of Management or officer of the Company or, at his request, of any other corporation of which the Company is a shareholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct.

In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not exclude other rights to which he may be entitled.

Article 21. – Statutory Auditor(s)

The operations of the Company shall be supervised by one or several statutory auditor(s) (commissaire(s) aux comptes), or, where required by law, an independent external authorised auditor (réviseur d’entreprises agréé). The statutory auditor(s) shall be elected for a term not exceeding six years and shall be eligible for re-appointment.

The statutory auditor(s) will be appointed by the General Meeting which will determine their number, their remuneration and the term of their office. The statutory auditor(s) in office may be removed at any time by the general meeting of shareholders of the Company with or without cause.

Article 22. – Accounting year

The accounting year of the Company shall begin on 1 January and ends on 31 December of each year.

Article 23. – Annual accounts

Each year, at the end of the financial year, the Board of Management will draw up the annual accounts of the Company in the form required by the Company Law.

At the latest one month prior to the annual General Meeting, the Board of Management will submit the Company’s balance sheet and profit and loss account together with its report and such other documents as may be required by law to the statutory auditor(s) of the Company who will thereupon draw up its report.

At the latest 15 (fifteen) days prior to the annual General Meeting, the balance sheet, the profit and loss account, the reports of the Board of Management and of the statutory auditor(s) and such other documents as may be required by law shall be deposited at the registered office of the Company where they will be available for inspection by the shareholders during regular business hours.

Article 24. – Allocation of profits

From the annual net profits of the Company, 5% (five per cent.) shall be allocated to the reserve required by law. This allocation shall cease to be required as soon as such legal reserve amounts to 10% (ten per cent.) of the capital of the Company as stated or as increased or reduced from time to time as provided in Article 5 above, but shall again be compulsory if the reserve falls below such one-tenth.

The General Meeting shall determine how the remainder of the annual net profits shall be disposed of and it may decide to pay dividends from time to time, as in its discretion it believes best suits the corporate purpose and policy and within the limits of the Company Law.

The dividends may be paid in euro or any other currency selected by the Board of Management and they may be paid at such places and times as may be determined by the Board of Management.

The Board of Management may decide to pay interim dividends under the conditions and within the limits laid down in the Company Law.

Article 25. – Dissolution and liquidation

The Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for amendment of these Articles, as prescribed in article 11 above. In the event of dissolution of the Company, the liquidation shall be carried out by one or several liquidators (who may be physical persons or legal entities) appointed by the General Meeting deciding such liquidation. Such General Meeting shall also determine the powers and the remuneration of the liquidator(s).

Article 26. – Applicable law

All matters not expressly governed by these Articles shall be determined in accordance with the Company Law.

TRANSITIONAL PROVISION

The Company’s first financial year shall begin on the date of this deed and end on the thirty-first (31) of December 2012.

SUBSCRIPTION AND PAYMENT

Beverage Packaging Holdings (Luxembourg) III S.àr.l., represented as stated above, subscribes for one thousand (1,000) shares in registered form, having a nominal value of thirty-one euro (EUR 31) each, and agrees to pay them in full by a contribution in cash of thirty-one thousand euro (EUR 31,000).

The amount of thirty-one thousand euro (EUR 31,000) is at the Company’s disposal and evidence of such amount has been given to the undersigned notary.

COSTS

The expenses, costs, fees and charges of any kind whatsoever to be borne by the Company in connection with its incorporation are estimated at approximately one thousand five hundred Euros (EUR 1,500.-).

RESOLUTIONS OF THE SOLE SHAREHOLDER

Immediately after the incorporation of the Company, its sole shareholder, representing the entire subscribed share capital, adopted the following resolutions:

1. The following are appointed as members of the Board of Management of the Company for a period of six (6) years:

—	Mr. Pascal Beckers, accountant, born on 19th August 1979 in Verviers (Belgium), residing professionally at 6C, rue Gabriel Lippmann, L-5365 Munsbach ;

—	Mr. Alexis de Montpellier, lawyer, born on 22nd March 1979 in Namur (Belgium), residing professionally at 6C, rue Gabriel Lippmann, L-5365 Munsbach ; and

—	Mrs. Shao Tchin Chan, accountant, born on 26th December 1980 in Uccle (Belgium), residing professionally at 6C, rue Gabriel Lippmann, L-5365 Munsbach.

2. The following are appointed as members of the Supervisory Board of the Company for a period of six (6) years:

— Mark Dunkley, Tax Director, born on 19 November 1963 in Sydney (Australia) whose private address is at 26 Willunga Road Berowra 2081 New South Wales, Australia;

— Andrew Liddell, Mergers and Acquisition Director, born on 14 July 1968 in Dunedin (New Zealand), whose private address is at 8 Paerimu Street, Orakei, Auckland 1071 New Zealand; and

— Allen Hugli, Chief Financial Officer, born on 24 December 1962 in Sault Ste Marie, Ontario, Canada, whose private address is at 1 Hay Place, Epsom, Auckland, New Zealand.

3. PricewaterhouseCoopers with registered office at 400, Route d’Esch, L-1471 Luxembourg is appointed as approved external auditor (réviseur d’entreprises agréé) of the Company for a period of 6 years.

4. The registered office of the Company is located at 6C rue Gabriel Lippmann, L-5365 Munsbach.

DECLARATION

The undersigned notary, who understands and speaks English, states that at the request of the appearing party, this deed is drawn up in English, followed by a French version, and that in the case of divergences, the English text prevails.

WHEREOF this deed is drawn up in Luxembourg, on the day stated above.

After reading this deed aloud, the notary signs it with the authorised representative of the appearing party.

Suit la traduction en français du texte qui précède:

L’an deux mille douze, le onzième jour du mois de décembre.

Par-devant le soussigné Maître Henri Hellinckx, notaire, résident à Luxembourg, Grand-Duché de Luxembourg.

A COMPARU :

Beverage Packaging Holdings (Luxembourg) III S.à r.l., une société à responsabilité limitée de droit luxembourgeois, ayant son siège social au 6C, rue Gabriel Lippmann, L-5365 Munsbach, immatriculée au Registre de Commerce et des Sociétés de Luxembourg sous le numéro B 128.135, ici représentée par Vanessa Schmitt, Avocat à la Cour, demeurant professionnellement à Luxembourg, en vertu d’une procuration donnée sous seing privé.

Ladite procuration, après avoir été signée ne varietur par le mandataire de la partie comparante ainsi que par le notaire soussigné, restera annexée au présent acte notarié pour être soumise à la formalité de l’enregistrement.

La partie comparante, représentée comme indiqué ci-dessus, a requis le notaire instrumentant de dresser comme suit les statuts d’une société anonyme qu’il déclare constituer:

Article 1. – Forme et Dénomination

Il est établi une société anonyme sous la dénomination de “Beverage Packaging Holdings (Luxembourg) V S.A” (la Société).

La Société peut avoir un actionnaire unique (l’Actionnaire Unique) ou plusieurs actionnaires. La Société ne pourra pas être dissoute par le décès, la suspension des droits civiques, la faillite, la liquidation ou la banqueroute de l’Actionnaire Unique.

Toute référence aux actionnaires dans les statuts de la Société (les Statuts) est une référence à l’Actionnaire Unique si la Société n’a qu’un seul actionnaire.

Article 2. – Siège Social

Le siège social de la Société est établi dans la municipalité de Schuttrange. Il pourra être transféré dans les limites de la commune de Schuttrange par simple décision du directoire de la Société (le Directoire).

Lorsque le Directoire estime que des événements extraordinaires d’ordre politique ou militaire de nature à compromettre l’activité normale au siège social, ou la communication aisée entre le siège social et l’étranger se produiront ou seront imminents, il pourra transférer provisoirement le siège social à l’étranger jusqu’à la cessation complète de ces circonstances anormales. Cette mesure provisoire n’aura toutefois aucun effet sur la nationalité de la Société, qui restera une société luxembourgeoise.

Article 3. – Durée de la Société

La Société est constituée pour une période indéterminée.

La Société peut être dissoute, à tout moment, par résolution de l’Assemblée Générale statuant comme en matière de modifications des Statuts, tel que prescrit à l’Article 10 ci-après.

Article 4. – Objet Social

La Société a pour objet social (i) l’acquisition, la détention et la cession, sous quelque forme que ce soit et par tous moyens, par voie directe ou indirecte, de participations, droits, intérêts et engagements dans des sociétés luxembourgeoises ou étrangères, (ii) l’acquisition par achat, souscription ou de toute autre manière, ainsi que l’aliénation par vente, échange or de toute autre manière de titres, obligations, créances, billets et autres valeurs ou instruments financiers de toutes espèces (notamment d’obligations ou de parts émises par des fonds commun de placement luxembourgeois ou par des fonds étrangers, ou tout autre organisme similaire), de prêts ou toute autre facilité de crédit, ainsi que des contrats portant sur les titres précités ou y relatifs et (iii) la possession, l’administration, le développement et la gestion d’un portefeuille d’actifs (composé notamment d’actifs tels que ceux définis dans les paragraphes (i) et (ii) ci-dessus).

La Société peut emprunter sous quelque forme que ce soit. Elle peut être partie à tout type de contrat de prêt et elle peut procéder à l’émission de titres de créance, d’obligations, de certificats, d’actions, de parts bénéficiaires, de warrants et d’actions, y compris sous un ou plusieurs programmes d’émissions. La Société peut prêter des fonds, y compris ceux résultant des emprunts et/ou des émissions d’obligations, à ses filiales, à des sociétés affiliées et à toute autre société.

La Société peut également consentir des garanties ou des sûretés au profit de tierces personnes afin de garantir ses obligations ou les obligations de ses filiales, de sociétés affiliées ou de toute autre société. La Société peut en outre nantir, céder, grever de charges tout ou partie de ses avoirs ou créer, de toute autre manière, des sûretés portant sur tout ou partie de ses avoirs.

La Société peut passer, exécuter, délivrer ou accomplir toutes les opérations de swaps, opérations à terme (futures), opérations sur produits dérivés, marchés à prime (options), opérations de rachat, prêt de titres ainsi que toutes autres opérations similaires. La Société peut, de manière générale, employer toutes techniques et instruments liés à des investissements en vue de leur gestion efficace, y compris des techniques et instruments destinés à la protéger contre les risques de change, de taux d’intérêt et autres risques.

Les descriptions ci-dessus doivent être comprises dans leurs sens le plus large et leur énumération n’est pas limitative. L’objet social couvre toutes les opérations auxquelles la Société participe et tous les contrats passés pas la Société, dans la mesure où ils restent compatibles avec l’objet social ci-avant explicité.

D’une façon générale, la Société peut prendre toutes mesures de surveillance et de contrôle et effectuer toute opération ou transaction qu’elle considère nécessaire ou utile pour l’accomplissement et le développement de son objet social de la manière la plus large.

La Société peut accomplir toutes les opérations commerciales, industrielles, financières, mobilières et immobilières, se rapportant directement ou indirectement à son objet social ou susceptibles de favoriser son développement.]

Article 5. – Capital Social

Le capital social souscrit est fixé à la somme de EUR 31.000 (trente et un mille euros), représenté par 1.000 (mille) actions ayant une valeur nominale de EUR 31 (trente et un euros) chacune.

Le capital social souscrit de la Société peut être augmenté ou réduit par une résolution prise par l’Assemblée Générale statuant comme en matière de modification des Statuts, tel que prescrit à l’article 10 ci-après.

Article 6. – Actions

Les actions de la Société sont nominatives.

Un registre de(s) actionnaire(s) est tenu au siège social de la Société où il peut être consulté par tout actionnaire. Ce registre contient le nom de tout actionnaire, sa résidence ou son domicile élu, le nombre d’actions qu’il détient, le montant libéré pour chacune de ces actions, ainsi que la mention des transferts des actions et les dates de ces transferts. La propriété des actions est établie par inscription dans ledit registre.

Des certificats constatant les inscriptions dans le registre des actionnaires peuvent être émis aux actionnaires et ces certificats, s’ils sont émis, seront signés par le président du Directoire ou par deux autres membres du Directoire.

La Société ne reconnaît qu’un seul propriétaire par action. Dans le cas où une action viendrait à appartenir à plusieurs personnes, la Société aura le droit de suspendre l’exercice de tous droits y attachés jusqu’au moment où une personne aura été désignée comme propriétaire unique vis-à-vis de la Société. La même règle sera appliquée en cas de conflit entre un usufruitier et un nu-propriétaire ou entre un créancier et un débiteur gagiste.

La Société peut racheter ses propres actions dans les limites prévues par la loi.

Article 7. – Transfert des Actions

Le transfert des actions peut se faire par une déclaration écrite de transfert inscrite au registre de(s) actionnaire(s) de la Société, cette déclaration de transfert devant être datée et signée par le cédant et le cessionnaire ou par des personnes détenant les pouvoirs de représentation nécessaires pour agir à cet effet ou, conformément aux dispositions de l’article 1690 du code civil luxembourgeois relatives à la cession de créances.

La Société peut également accepter comme preuve de transfert d’actions d’autres instruments de transfert, dans lequel les consentements du cédant et du cessionnaire sont établis, et jugés suffisants par la Société.

Article 8. – Pouvoirs de l’assemblée des actionnaires de la Société

Aussi longtemps que la Société n’a qu’un Actionnaire Unique, l’Actionnaire Unique a tous les pouvoirs conférés à l’Assemblée Générale. Dans ces Statuts, toute référence aux décisions prises ou aux pouvoirs exercés par l’Assemblée Générale est une référence aux décisions prises ou aux pouvoirs exercés par l’Actionnaire Unique tant que la Société n’a qu’un Actionnaire unique. Les décisions prises par l’Actionnaire Unique sont enregistrées par voie de procès-verbaux.

Dans l’hypothèse d’une pluralité d’actionnaires, toute Assemblée Générale régulièrement constituée représente tous les actionnaires de la Société. Elle a les pouvoirs les plus larges pour ordonner, faire ou ratifier tous les actes relatifs aux opérations de la Société.

Article 9. – Assemblée Générale annuelle des actionnaires – Autres Assemblées Générales

L’Assemblée Générale annuelle se tient conformément à la loi luxembourgeoise à Luxembourg au siège social de la Société ou à tout autre endroit de la commune du siège indiqué dans les convocations, le deuxième jeudi de juin de chaque année à 8 heures. Si ce jour est férié pour les établissements bancaires à Luxembourg, l’Assemblée Générale annuelle se tiendra le premier jour ouvrable suivant.

L’Assemblée Générale peut se tenir à l’étranger si le Directoire constate souverainement que des circonstances exceptionnelles le requièrent.

Les autres Assemblées Générales pourront se tenir aux lieu et heure spécifiés dans les avis de convocation.

Tout actionnaire de la Société peut participer à l’Assemblée Générale par conférence téléphonique, vidéo conférence ou tout autre moyen de communication similaire grâce auquel (i) les actionnaires participant à la réunion de l’Assemblée Générale peuvent être identifiés, (ii) toute personne participant à la réunion de l’Assemblée Générale peut entendre les autres participants et leur parler, (iii) la réunion de l’Assemblée Générale est retransmise en direct et (iv) les actionnaires peuvent valablement délibérer. La participation à une réunion de l’Assemblée Générale par un tel moyen de communication équivaudra à une participation en personne à la réunion.

Article 10. – Délais de convocation, quorum, avis de convocation, procurations et vote

Les délais de convocation et quorum requis par la loi sont applicables aux avis de convocation et à la conduite de l’Assemblée Générale, dans la mesure où il n’en est pas disposé autrement dans les Statuts.

Une Assemblée Générale peut être convoquée par le Directoire, ou par le commissaire aux comptes ou, si des circonstances exceptionnelles le requièrent, par deux membres du Directoire conjointement. Ils sont obligés de la convoquer de façon qu’elle soit tenue dans le délai d’un mois, lorsque des actionnaires représentant le dixième du capital social les en requièrent par une demande écrite, indiquant l’ordre du jour. Un ou plusieurs actionnaires représentant au moins un dixième du capital social peuvent demander l’inscription d’un ou de plusieurs points à l’ordre du jour de toute Assemblée Générale. Cette demande doit être envoyée par lettre recommandée cinq jours au moins avant la tenue de l’Assemblée Générale en question.

Les avis de convocation pour chaque Assemblée Générale doivent contenir l’ordre du jour et sont faites par des annonces insérées deux fois à huit jours d’intervalle au moins et huit jours avant l’Assemblée Générale, dans le Mémorial et dans un journal de Luxembourg.

Des lettres missives seront adressées, huit jours avant l’assemblée, aux actionnaires en nom.

Quand toutes les actions sont nominatives, les convocations peuvent être faites uniquement par lettres recommandées.

Chaque action donne droit à une voix.

Dans la mesure où il n’en est pas autrement disposé par la loi ou par les Statuts, les décisions de l’Assemblée Générale dûment convoquée sont prises à la majorité simple des actionnaires présents ou représentés et votants.

Cependant, les décisions pour modifier les Statuts de la Société peuvent seulement être adoptées par une Assemblée Générale représentant au moins la moitié du capital social et pour laquelle l’ordre du jour indique les modifications statutaires proposées, et le cas échéant, le texte de celles qui touchent à l’objet ou à la forme de la Société. Si la première de ces conditions n’est pas remplie, une nouvelle assemblée peut être convoquée, dans les formes prévues par les Statuts, par des annonces insérées deux fois, à quinze jours d’intervalle au moins et quinze jours avant l’Assemblée Générale dans le Mémorial et dans deux journaux de Luxembourg. Cette convocation reproduit l’ordre du jour, en indique la date et le résultat de la précédente Assemblée Générale. La seconde assemblée délibère valablement, quelle que soit la portion du capital représentée. Dans les deux assemblées, les résolutions, pour être valables, devront réunir les deux tiers au moins des voix exprimées. Les voix attachées aux actions pour lesquelles l’actionnaire n’a pas pris part au vote ou s’est abstenu ou a voté blanc ou nul ne sont pas pris en compte pour le calcul de la majorité.

Le changement de la nationalité de la Société et l’augmentation des engagements des actionnaires ne peuvent être décidés qu’avec l’accord unanime des actionnaires et des obligataires.

Chaque actionnaire peut prendre part aux assemblées générales des actionnaires de la Société en désignant par écrit, soit en original, soit par téléfax, ou par courriel muni d’une signature électronique (conforme aux exigences de la loi luxembourgeoise), une autre personne comme mandataire, actionnaire ou non.

Si tous les actionnaires sont présents ou représentés à l’Assemblée Générale des actionnaires de la Société, et déclarent avoir été dûment convoqués et informés de l’ordre du jour de l’Assemblée Générale des actionnaires de la Société, celle-ci pourra être tenue sans convocation préalable.

Avant de commencer les délibérations, les actionnaires élisent en leur sein un président de l’Assemblée Générale Le président nomme un secrétaire et les actionnaires nomment un scrutateur. Le président, le secrétaire et le scrutateur forment le bureau de l’Assemblée Générale.

Les procès-verbaux des réunions de l’Assemblée Générale seront signés par les membres du bureau de l’Assemblée Générale et par tout actionnaire qui exprime le souhait de signer.

Cependant, si les décisions de l’Assemblée Générale doivent être certifiées, des copies ou extraits à utiliser devant un tribunal ou autre part doivent être signés par le président du Directoire ou deux membres du Directoire conjointement.

Article 11. – Direction de la Société

La Société sera régie par les dispositions de la loi luxembourgeoise du 10 août 1915 sur les Sociétés Commerciales, telle que modifiée (la Loi de 1915).

La Société est dirigée par un Directoire comprenant au moins trois membres, lesquels ne sont pas nécessairement actionnaires de la Société. Les membres du Directoire sont élus pour un terme ne pouvant excéder six ans et ils sont rééligibles.

Lorsqu’une personne morale est nommée membre du Directoire de la Société (la Personne Morale), la Personne Morale doit désigner une personne physique en tant que représentant permanent qui la représentera comme membre du Directoire de la Société, conformément à la Loi de 1915.

Le(s) membre(s) du Directoire sont nommés par le Conseil de Surveillance. Le Conseil de Surveillance détermine également le nombre de membres du Directoire, leur rémunération et la durée de leur mandat. Un membre du Directoire peut être révoqué avec ou sans motif et/ou peut être remplacé à tout moment par décision du Conseil de Surveillance.

En cas de vacance d’un poste de membre du Directoire pour cause de décès, de retraite ou toute autre cause, les membres du Directoire restants pourront élire, à la majorité des votes, un membre du Directoire pour pourvoir au remplacement du poste devenu vacant jusqu’à la prochaine réunion du Conseil de Surveillance de la Société. En l’absence de membre du Directoire disponible, le Conseil de Surveillance devra être rapidement être réuni et se tenir pour nommer de nouveaux membres du Directoire.

Article 12. – Réunion du Directoire

Le Directoire doit nommer un président (le Président) parmi ses membres et peut désigner un secrétaire, membre du Directoire ou non, qui sera en charge de la tenue des procès-verbaux des réunions du Directoire. Le Président préside toutes les réunions du Directoire. En son absence, les autres membres du Directoire, nommeront un président pro tempore qui présidera la réunion en question, par un vote à la majorité simple des membres du Directoire présents ou par procuration à la réunion en question.

Les réunions du Directoire sont convoquées par le Président ou par deux membres du Directoire, au lieu indiqué dans l’avis de convocation.

Avis écrit de toute réunion du Directoire est donné à tous les membres du Directoire au moins 24 (vingt-quatre) heures avant la date prévue pour la réunion, sauf s’il y a urgence, auquel cas la nature et les motifs de cette urgence seront mentionnés brièvement dans l’avis de convocation.

La réunion peut être valablement tenue sans convocation préalable si tous les membres du Directoire de la Société sont présents ou représentés lors de la réunion du Directoire et déclarent avoir été dûment informés de la réunion et de son ordre du jour. Il peut aussi être renoncé à la convocation écrite avec l’accord de chaque membre du Directoire de la Société donné par écrit soit en original, soit par téléfax ou par courriel muni d’une signature électronique (conforme aux exigences de la loi luxembourgeoise). Une convocation spéciale ne sera pas requise pour une réunion du Directoire se tenant aux lieu et place prévus dans une résolution préalablement adoptée par le Directoire.

Tout membre du Directoire peut se faire représenter au Directoire en désignant par écrit soit en original, soit par téléfax ou par courriel muni d’une signature électronique conforme aux exigences de la loi luxembourgeoise, un autre membre du Directoire comme son mandataire.

Le Directoire ne peut délibérer et/ou agir valablement que si la moitié au moins des membres du Directoire est présente ou représentée à une réunion du Directoire. Un membre du Directoire peut représenter plus d’un autre membre du Directoire, à condition que deux membres du Directoire au moins soient physiquement présents à la réunion ou y participent par un moyen de communication qui est autorisé par les statuts ou par la Loi de 1915. Les décisions sont prises à la majorité des voix des membres du Directoire présents ou représentés lors de cette réunion du Directoire. Au cas où lors d’une réunion, il existe une parité des votes pour et contre une résolution, la voix du Président de la réunion sera prépondérante.

Tout membre du Directoire peut participer à la réunion du Directoire par conférence téléphonique, vidéo conférence ou tout autre moyen de communication similaire grâce auquel (i) les membres du Directoire participant à la réunion du Directoire peuvent être identifiés, (ii) toute personne participant à la réunion du Directoire peut entendre les autres participants et leur parler (iii) la réunion du Directoire est retransmise en direct et (iv) les membres du Directoire peuvent valablement délibérer. La participation à une réunion du Directoire par un tel moyen de communication équivaudra à une participation en personne à une telle réunion.

Nonobstant les dispositions qui précèdent, en cas d’urgence ou de circonstances exceptionnelles le justifiant, une décision du Directoire peut également être prise par voie circulaire. Une telle résolution doit consister en un seul ou plusieurs documents contenant les résolutions et signés, manuellement ou électroniquement par une signature électronique conforme aux exigences de la loi luxembourgeoise, par tous les membres du Directoire (résolution circulaire). La date d’une telle décision est la date de la dernière signature.

Article 13. – Procès-verbaux de réunions du Directoire

Les procès-verbaux des réunions du Directoire sont signés les membres du Directoire présents et une copie sera adressée aux membres du Directoire non-présents.

Les copies ou extraits de procès-verbaux destinés à servir en justice ou ailleurs sont signés par deux membres du Directoire conjointement.

Article 14. – Pouvoirs du Directoire

Dans le respect de l’article 17 des Statuts, le Directoire est investi des pouvoirs les plus larges pour accomplir tous les actes de disposition et d’administration dans l’intérêt de la Société. Tous les pouvoirs non expressément réservés par la Loi de 1915 ou par les Statuts à l’Assemblée Générale et au Conseil de Surveillance sont de la compétence du Directoire.

Article 15. – Délégation de pouvoirs

Le Directoire peut nommer un délégué à la gestion journalière, actionnaire ou non, membre du Directoire ou non, qui aura les pleins pouvoirs pour agir au nom de la Société pour tout ce qui concerne la gestion journalière.

Le Directoire peut nommer une personne, actionnaire ou non, membre du Directoire ou non, en qualité de représentant permanent de toute entité dans laquelle la Société est nommée membre du Directoire. Ce représentant permanent agira de son propre chef, mais au nom et pour le compte de la Société et engagera la Société en sa qualité de membre du Directoire d’une telle entité.

Le Directoire est aussi autorisé à nommer une personne, membre du Directoire ou non, pour l’exécution de missions spécifiques à tous les niveaux de la Société.

Article 16. – Signatures autorisées

La Société est engagée, en toutes circonstances vis-à-vis des tiers par la signature conjointe de deux membres du Directoire de la Société. La Société est engagée en plus par la signature conjointe de toutes personnes ou l’unique signature de toute personne à qui de tels pouvoirs de signature auront été délégués par le Directoire, et ce dans les limites des pouvoirs qui leur auront été conférés. Dans les limites de la gestion journalière, la Société sera engagée par la seule signature, selon le cas, de la personne nommée à cet effet conformément au premier paragraphe de l’Article 16 ci-dessus.

Article 17. – Conseil de Surveillance

La Société est supervisée par un conseil de surveillance (le Conseil de Surveillance) comprenant au moins trois membres, lesquels ne sont pas nécessairement actionnaires de la Société. Les membres du Conseil de Surveillance sont élus pour un terme ne pouvant excéder six ans et ils sont rééligibles.

Lorsqu’une personne morale est nommée membre du Conseil de Surveillance de la Société (la Personne Morale), la Personne Morale doit désigner une personne physique en tant que représentant permanent qui la représentera comme Administrateur Unique ou Administrateur de la Société, conformément à la Loi de 1915.

Les membres du Conseil de Surveillance sont élus par l’Assemblée Générale. L’Assemblée Générale détermine également le nombre de membres du Conseil de Surveillance, leur rémunération et la durée de leur mandat. Un membre du Conseil de Surveillance peut être révoqué avec ou sans motif et/ou peut être remplacé à tout moment par décision de l’Assemblée Générale.

En cas de vacance d’un poste de membre du Conseil de Surveillance pour cause de décès, de retraite ou toute autre cause, les membres du Conseil de Surveillance restants pourront élire, à la majorité des votes, un membre du Conseil de Surveillance pour pourvoir au remplacement du poste devenu vacant jusqu’à la prochaine Assemblée Générale de la Société. En l’absence de membre du Conseil de Surveillance disponible, l’Assemblée Générale devra être rapidement être réunie par le commissaire aux comptes et se tenir pour nommer de nouveaux membres du Conseil de Surveillance.

Les décisions du Directoire suivantes nécessitent l’accord préalable du Conseil de Surveillance (les Décisions Majeures) :

i.	acquisitions ou cessions par la Société ou d’une de ses filiales (ensemble, le Groupe) dont le prix dépasse € 2.000.000, soit en une seule transaction ou en une série de transactions liées ;

ii.	tout investissement dans ou l’exploitation d’une entreprise par le biais d’une entité qui n’est pas une filiale détenue entièrement, dépassant € 2.000.000 ;

iii.	la modification, remplacement ou tout ajout matériel à un prêt ou facilité de crédit conclu par un membre du Groupe ou l’ajout d’un nouveau prêt ou facilité de crédit ;

iv.	sous réserve de tous les arrangements concernant des sorties forcées ou droits d’inscription, l’adoption et la mise en œuvre de toute stratégie pour réaliser le lancement d’un emprunt d’un membre du Groupe et les décisions quant au moment et à la fixation du prix de ce lancement ;

v.	toute proposition faite à l’Assemblée Générale concernant une fusion, une recapitalisation, une décision de liquidation ou la mise en œuvre de toute procédure de faillite volontaire de la Société ou de tout membre du Groupe ;

vi.	toute proposition faite à l’Assemblée Générale relative à la déclaration et au paiement de dividendes ou autre distribution par la Société ;

vii.	la conclusion par la Société ou tout membre du Groupe de toute transaction, concordat avec un dirigeant de la Société ou tout autre membre du Groupe ou toute personne liée au dit dirigeant ou à tout actionnaire ;

viii.	la révocation et la nomination du président du Directoire et la révocation ou la nomination du directeur général de la Société ou de tout autre membre du Groupe ;

ix.	la mise en place ou la modification de tout plan d’attribution d’actions aux salariés, tout plan de retraite ou d’assurance-vie de tout membre du Groupe ;

x.	la conclusion de prêts, de sûretés ou d’indemnités par tout membre de Groupe au profit des salariés pour un montant supérieur à EUR 2.000.000 ;

xi.	la création de tout mortgage, droit réel, charge ou autre sûreté sur tout capital non appelé ou tout actif de la Société autrement que dans le cours normal des affaires ;

xii.	les dépenses en capital excédant EUR 2.000.000 lors d’une année, par tout membre du Groupe, sans que cela ne soit prévu au budget ;

xiii.	toute proposition faite par le Directoire à l’Assemblée Générale concernant la révocation, le remplacement et la rémunération des commissaires aux comptes de la Société ;

xiv.	l’approbation de toute modification significative dans la politique ou la pratique comptable, en ce compris tout changement de l’exercice social de référence de la Société ; et

xv.	le versement à tout dirigeant de la Société ou toute personne liée à lui, de toute prime ou commission sauf lorsque cela est prévu par un contrat de travail.

Article 18. – Réunions du Conseil de Surveillance

Le Conseil de Surveillance doit se réunir dès qu’une décision relevant de sa compétence aux termes de l’article 17 doit être prise, sur convocation d’un membre du Conseil de Surveillance ou d’un membre du Directoire au lieu indiqué dans la convocation.

Il sera donné à tous les membres du Conseil de Surveillance un avis écrit de toute réunion du Conseil de Surveillance au moins 24 (vingt-quatre) heures avant la date prévue pour la réunion, sauf en cas d’urgence, auquel cas la nature (et les motifs) de cette urgence seront mentionnés brièvement dans l’avis de convocation de la réunion du Conseil de Surveillance.

La réunion peut être valablement tenue sans convocation préalable si tous les membres du Conseil de Surveillance sont présents ou représentés lors de la réunion et déclarent avoir été dûment informés de la réunion et de son ordre du jour. Il peut aussi être renoncé à la convocation avec l’accord de chaque membre du Conseil de Surveillance donné par écrit soit en original, soit par télégramme, télex, téléfax ou courrier électronique.

Tout membre du Conseil de Surveillance pourra se faire représenter aux réunions du Conseil de Surveillance en désignant par écrit un autre membre du Conseil de Surveillance comme son mandataire.

Les décisions du Conseil de Surveillance sont prises valablement à la majorité des voix des membres du Conseil de Surveillance présents ou représentés. Chaque membre du Conseil de Surveillance dispose d’une voix.

Tout membre du Conseil de Surveillance peut participer à la réunion du Conseil de Surveillance par téléphone ou vidéo conférence ou par tout autre moyen de communication similaire, ayant pour effet que toutes les personnes participant à la réunion peuvent s’entendre et se parler. La participation à la réunion par un de ces moyens équivaut à une participation en personne à la réunion.

Les procès-verbaux des réunions du Conseil de Surveillance seront signés par tous les membres du Conseil de Surveillance présents ou représentés à la réunion.

Les résolutions circulaires signées par tous les membres du Conseil de Surveillance seront considérées comme étant valablement adoptées comme si une réunion du Conseil de Surveillance dûment convoquée avait été tenue. Les signatures des membres du Conseil de Surveillance peuvent être apposées sur un document unique ou sur plusieurs copies d’une résolution identique, envoyées par lettre ou téléfax.

Article 19. – Conflit d’intérêts

Aucun contrat ou autre transaction entre la Société et une quelconque autre société ou entité ne sera affecté ou invalidé par le fait qu’un ou plusieurs membres du Directoire, membres du Conseil de Surveillance ou fondés de pouvoir de la Société auraient un intérêt personnel dans une telle société ou entité, ou sont membres du Directoire, membres du Conseil de Surveillance, actionnaire, fondé de pouvoir ou employé d’une telle société ou entité.

Tout membre du Directoire, membre du Conseil de Surveillance ou fondé de pouvoir de la Société, qui est membre du Directoire, membre du Conseil de Surveillance, fondé de pouvoir ou employé d’une société ou entité avec laquelle la Société contracterait ou s’engagerait autrement en affaires, ne pourra, en raison de sa position dans cette autre société ou entité, être empêché de délibérer, de voter ou d’agir en relation avec un tel contrat ou autre affaire.

Au cas où un membre du Directoire ou du Conseil de Surveillance de la Société aurait un intérêt personnel et contraire dans une quelconque affaire de la Société, ce membre du Directoire ou du Conseil de Surveillance devra informer le Directoire ou le Conseil de Surveillance de la Société de son intérêt personnel et contraire et il ne participera pas aux délibérations et ne prendra pas part au vote sur cette affaire; un rapport devra être fait au sujet de cette affaire et de l’intérêt personnel de ce membre du Directoire à la prochaine Assemblée Générale.

Le paragraphe qui précède ne s’applique pas aux résolutions du Directoire ou du Conseil de Surveillance concernant les opérations réalisées dans le cadre des affaires courantes de la Société conclues à des conditions normales.

Article 20. – Indemnisation

La Société peut indemniser tout membre du Directoire ou directeur et ses héritiers, exécuteurs et administrateurs testamentaires pour des dépenses raisonnablement encourues par lui en rapport avec toute action, procès ou procédure à laquelle il sera impliqué en raison du fait qu’il a été ou qu’il est un membre du Directoire ou directeur de la Société ou, à la requête de toute autre société de laquelle la Société est actionnaire ou créancière et de laquelle il n’est pas en droit d’être indemnisé, excepté en relation avec des affaires dans lesquelles il sera finalement jugé responsable de négligence grave ou de mauvaise gestion.

En cas d’arrangement, l’indemnisation sera seulement réglée en relation avec les affaires couvertes par l’arrangement et pour lesquelles la Société obtient l’avis d’un conseiller que la personne qui doit être indemnisée n’a pas failli à ses devoirs de la manière visée ci-dessus. Le précédent droit d’indemnisation n’exclut pas d’autres droits auxquels il a droit.

Article 21. – Commissaire(s) aux comptes

Les opérations de la Société sont surveillées par un ou plusieurs commissaires aux comptes ou, dans les cas prévus par la loi, par un réviseur d’entreprises agréé. Le commissaire aux comptes est élu pour une période n’excédant pas six ans et il est rééligible.

Le commissaire aux comptes est nommé par l’Assemblée Générale qui détermine leur nombre, leur rémunération et la durée de leur fonction. Le commissaire en fonction peut être révoqué à tout moment, avec ou sans motif, par l’Assemblée Générale.

Article 22. – Exercice social

L’exercice social commence le 1er janvier de chaque année et se termine le 31 décembre de chaque année.

Article 23. – Comptes annuels

Chaque année, à la fin de l’année sociale, le Directoire dressera les comptes annuels de la Société dans la forme requise par la Loi de 1915.

Le Directoire soumettra au plus tard un mois avant l’Assemblée Générale Annuelle ordinaire le bilan et le compte de profits et pertes ensemble avec leur rapport et les documents afférents tels que prescrits par la loi, à l’examen du/des commissaire(s) aux comptes, qui rédigera sur cette base son rapport de révision.

Le bilan, le compte de profits et pertes, le rapport du Directoire, le rapport du/des commissaire(s) aux comptes ainsi que tous les autres documents requis par la Loi de 1915, seront déposés au siège social de la Société au moins 15 (quinze) jours avant l’Assemblée Générale Annuelle. Ces documents seront à la disposition des actionnaires qui pourront les consulter durant les heures de bureau ordinaires.

Article 24. – Affectation des bénéfices

Il est prélevé sur le bénéfice net annuel de la Société 5% (cinq pour cent) qui sont affectés à la réserve légale. Ce prélèvement cessera d’être obligatoire lorsque la réserve légale aura atteint 10% (dix pour cent) du capital social de la Société tel qu’il est fixé ou tel que celui-ci aura été augmenté ou réduit de temps à autre, conformément à l’article 5 des Statuts et deviendra obligatoire à nouveau si la réserve légale descendra en dessous de ce seuil de 10% (dix pour cent).

L’Assemblée Générale décide de l’affectation du solde restant du bénéfice net annuel et décidera seule de payer des dividendes de temps à autre, comme elle estime à sa discrétion convenir au mieux à l’objet et à la politique de la Société et dans les limites de la Loi de 1915.

Les dividendes peuvent être payés en euros ou en toute autre devise choisie par le Directoire et doivent être payés aux lieu et place choisis par le Directoire.

Le Directoire peut décider de payer des acomptes sur dividendes sous les conditions et dans les limites fixées par la Loi sur les Sociétés de 1915.

Article 25. – Dissolution et Liquidation

La Société peut être dissoute, à tout moment, par une décision de l’Assemblée Générale de la Société statuant comme en matière de modifications des Statuts, tel que prescrit à l’article 11 ci-dessus. En cas de dissolution de la Société, il sera procédé à la liquidation par les soins d’un ou de plusieurs liquidateurs (qui peuvent être des personnes physiques ou morales), et qui seront nommés par la décision de l’Assemblée Générale décidant cette liquidation. L’Assemblée Générale déterminera également les pouvoirs et la rémunération du ou des liquidateurs.

Article 26. – Droit applicable

Toutes les questions qui ne sont pas régies expressément par les présents Statuts seront tranchées en application de la Loi de 1915.

DISPOSITION TRANSITOIRE

Le premier exercice social de la Société commence à la date du présent acte et finit le 31 décembre 2012.

SOUSCRIPTION ET LIBERATION

Beverage Packaging Holdings (Luxembourg) III S.à r.l., représenté comme indiqué ci-dessus, souscrit à mille (1.000) actions sous forme nominative, ayant une valeur nominale de trente-et-un euros (EUR 31,-) chacune, et accepte de les libérer intégralement par un apport en numéraire d’un montant de trente-et-un mille euros (EUR 31.000,-).

Le montant de trente-et-un mille euros (EUR 31.000-,) est à la libre disposition de la Société, ainsi qu’il a été prouvé au notaire instrumentaire qui le constate expressément.

ESTIMATION DES FRAIS

Le montant des frais, dépenses, rémunérations ou charges, sous quelque forme que ce soit, qui incombent à la Société ou qui sont mis à sa charge en raison de sa constitution, sont estimés approximativement à la somme de mille cinq cents Euros (1.500.- EUR).

RESOLUTIONS DE L’ACTIONNAIRE UNIQUE

Immédiatement après la constitution de la Société, son actionnaire unique, représentant l’intégralité du capital social souscrit, a pris les résolutions suivantes:

1.	Les personnes suivantes sont nommées en tant que membres du Directoire de la Société pour une durée de six (6) ans :

—	M. Pascal Beckers, comptable, né le 19 août 1979 à Verviers (Belgique), demeurant professionnellement au 6C, rue Gabriel Lippmann, L-5365 Munsbach ;

—	M. Alexis de Montpellier, avocat, né le 22 mars 1979 à Namur (Belgique), demeurant professionnellement au 6C, rue Gabriel Lippmann, L-5365 Munsbach ;

—	Mme Shao Tchin Chan, comptable, née le 26 décembre 1980 à Uccle (Belgique), demeurant professionnellement au 6C, rue Gabriel Lippmann, L-5365 Munsbach.

2.	Les personnes suivantes sont nommées en tant que membres du Conseil de Surveillance de la Société pour une durée de six (6) ans:

—	M. Mark Dunkley, Directeur Fiscal, né le 19 novembre 1963 à Sydney (Australie), dont l’adresse privée est située au 26 Willunga Road Berowra 2081 New South Wales, Australie ;

—	M. Andrew Liddell, Directeur Fusions et Acquisitions, né le 16 juillet 1968 à Dunedin (Nouvelle-Zélande), dont l’adresse privée est située au 8 Paerimu Street, Orakei, Auckland 1071 Nouvelle-Zélande ;

—	M. Allen Hugli, Directeur Financier, né le 24 décembre 1962 à Sault Ste Marie, Ontario, Canada, dont l’adresse privée est située au 1 Hay Place, Epsom, Auckland, Nouvelle-Zélande.

3.	PriceWaterhouseCoopers, dont l’adresse professionnelle est à 400 route d’Esch L1471 Luxembourg est nommé en tant que réviseur d’entreprise agréé de la Société pour une durée de 6 ans;

4.	le siège social de la société est fixé au 6C rue Gabriel Lippmann, L-5365 Munsbach.

DECLARATION

Le notaire soussigné qui comprend et parle l’anglais, déclare qu’à la requête de la partie comparante, le présent acte a été établi en anglais, suivi d’une version française. En cas de distorsions entre la version anglaise et française, la version anglaise prévaudra.

Dont acte, fait et passé, date qu’en tête des présentes à Luxembourg.

Et après lecture faite à la partie comparante, le mandataire de la partie comparante a signé avec le notaire le présent acte.